UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report: October 23, 2014
(Date of earliest event reported): October 20, 2014

 SUNOCO LOGISTICS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(866) 248-4344
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2014, the Board of Directors (the “Board”) of Sunoco Partners LLC (the “Company”), the general partner of Sunoco Logistics Partners L.P. (the “Partnership”), terminated each of the following executive compensation plans (each, a “Plan” and, collectively, the “Plans”):

(1)	the Company’s Special Executive Severance Plan (the “CIC Plan”), which provided enhanced severance benefits to participating executives terminated in connection with a change in control; and

(2)
the Company’s Executive Involuntary Severance Plan (the “Involuntary Plan”), which provided certain severance benefits to participating executives involuntarily terminated for reasons other than just cause, death, disability, or a change in control.

The Board terminated the CIC Plan pursuant to Section 6.1 of such Plan, and terminated the Involuntary Plan pursuant to Article VII of such Plan, each of which provisions gives the Company the right to terminate the respective Plan at any time and for any reason.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its General Partner

	By:	/s/ KATHLEEN SHEA-BALLAY
Kathleen Shea-Ballay Senior Vice President, General Counsel and Corporate Secretary
October 23, 2014
Philadelphia, PA